[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
FIDUCIARY MANAGEMENT ASSOCIATES

10f-3 TRANSACTIONS FOR THE PERIOD SEPT 1, 1996 THROUGH NOV 30, 1996
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets (1Share    Fund Group    (000)    By Group Broker(s)          11/30/96
Abercrombie & Fitch Co.   09/25/96 12,000   0.12%    $16.00   44,300        7,000    0.63%    Goldman Sachs      0
American Residential Svcs.09/24/96 3,500    0.03%    $15.00   12,600        4,200    0.30%    Smith Barney       0
Cross Continent Auto Retai09/23/96 2,000    0.02%    $14.00   129,200       3,675    3.52%    Furman, Selz       0
Cross Continent Auto Retai09/23/96 33,700   0.30%    $14.00   129,200       3,675    3.52%    Morgan Stanley     0
Cymer Inc.                09/18/96 1,100    0.01%    $9.50    12,500        3,340    0.37%    Morgan Stanley     0
Document Sciences Corp.   09/20/96 1,800    0.01%    $12.00   20,500        2,300    0.89%    C.J. Lawrence      0
Intelligroup Inc.         09/27/96 3,300    0.02%    $10.00   40,100        8,170    0.49%    Cowen & Co.        0
Tag Heuer Intl. SA        09/26/96 38,600   0.47%    $19.55   140,200       25,050   0.56%    Smith Barney       0
Technology Modeling Assocs09/20/96 1,600    0.01%    $12.00   19,000        3,000    0.63%    Lewco Sec.         0
Costilla Energy Inc.      10/02/96 95,900   0.74%    $12.50   130,200       4,800    2.71%    Prudential Sec.    142,000
Culligan Wtr Tech.        10/07/96 45,100   1.04%    $37.63   222,100       4,995    4.45%    Goldman Sachs      51,300
Culligan Wtr Tech.        10/07/96 3,000    0.07%    $37.63   222,100       4,995    4.45%    Everen Sec.        51,300
Cybermedia Inc.           10/23/96 2,600    0.03%    $16.00   31,100        2,500    1.24%    Lewco Sec.         0
Dominicks Supermarkets    10/29/96 5,300    0.06%    $18.00   24,200        8,000    0.30%    BT Sec.            0
Dominicks Supermarkets    10/29/96 1,000    0.01%    $18.00   24,200        8,000    0.30%    C.J. Lawrence      0
Infinity Finl Tech. Inc.  10/25/96 1,200    0.01%    $16.00   14,000        2,690    0.52%    Goldman Sachs      0
Stage Stores              10/24/96 29,200   0.30%    $16.50   54,500        11,000   0.50%    First Boston       0
Superior Consultant Inc.  10/10/96 400      0.00%    $16.00   4,300         2,500    0.17%    Blair, William     0
Sabre Group Hldgs.        10/10/96 22,600   0.38%    $27.00   271,500       20,200   1.34%    Goldman Sachs      0
Trusted Information Sys. I10/10/96 4,100    0.03%    $13.00   49,000        3,400    1.44%    J.P. Morgan        0
White Pine Software       10/11/96 7,100    0.04%    $9.00    82,200        3,000    2.74%    Cowen & Co.        0
Wild Oaks Mkts.           10/22/96 4,000    0.06%    $25.00   15,400        1,680    0.92%    Montgomery Sec.    0
XL Connect Solutions      10/17/96 2,400    0.02%    $15.00   29,800        2,900    1.03%    Brown (Alex) & Sons0
NuSkin Asia Pacific       11/21/96 10,200   0.15%    $23.00   44,100        9,100    0.48%    Merrill Lynch      0
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
10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/28/97
Versatility Inc.          12/12/96 500      0.00%    $15.00   5,900         2,200    0.27%    Merrill Lynch      0
Doncasters PLC            01/29/97 14,800   0.14%    $16.50   79,600        8,000    1.00%    First Boston       81,300
Siligan Holdings          02/13/97 23,300   0.30%    $20.00   142,000       4,500    3.16%    Morgan Stanley     80,800
Vail Resorts Inc.         02/03/97 65,500   0.91%    $22.00   309,600       12,100   2.56%    Bear Stearns       0
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1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.